EXHIBIT 23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference. of our report dated June 10, 2005, on the audit of the consolidated balance sheet as of February 28, 2005, and related statements of operations, changes in shareholders' equity and cash flows for the years ended February 28, 2005 and 2004, which report is included in the Annual Report on Form 10-KSB in the Post Effective Amendment of New Frontier Energy, Inc On Form SB-2.



June 20, 2005
Denver, Colorado